Exhibit 99.5

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Porto Holdco B.V.:

We have audited the accompanying consolidated balance sheet of Porto Holdco B.V. as of December 31, 2016, and the related consolidated statements of operations, changes shareholder’s deficit, and cash flows for the period from December 9, 2016 (inception) to December 31, 2016, and the related notes to the consolidated financial statements. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Porto Holdco B.V. as of December 31, 2016, and the results of its operations and its cash flows for the period from December 9, 2016 (inception) to December 31, 2016, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Fort Worth, Texas

March 13, 2017

PORTO HOLDCO B.V.

(a wholly owned subsidiary of Pace Holdings Corp.)

CONSOLIDATED BALANCE SHEET

December 31, 2016
Assets
Total assets	$—

Liabilities and Shareholder’s Deficit
Total liabilities	670,022

Commitments and contingencies
Shareholder’s deficit:
Ordinary shares, $0.11 par value; 100 shares issued and outstanding	$11

Due from shareholder	(11)

Accumulated deficit	(670,022)

Total shareholder’s deficit	(670,022)

Total liabilities and shareholder’s deficit	$—

The accompanying notes are an integral part of these consolidated financial statements.

PORTCO HOLDCO B.V.

(a wholly owned subsidiary of Pace Holdings Corp.)

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period
from December 9,
2016 (inception) to
December 31, 2016
Revenue	$—
Professional fees and other expenses	670,022
Organizational costs	—

Loss from operations	(670,022)

Net loss attributable to ordinary shares	$(670,022)

Net loss per ordinary share:
Basic and diluted	$(6,700.22)
Weighted average ordinary shares outstanding:
Basic and diluted	100

The accompanying notes are an integral part of these consolidated financial statements.

PORTO HOLDCO B.V.

(a wholly owned subsidiary of Pace Holdings Corp.)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

For the Period from December 9, 2016 (inception) to December 31, 2016

	Ordinary Shares		Additional Paid-in Capital	Accumulated	Shareholder’s
	Shares	Amount		Deficit	Deficit
Sale of ordinary shares on December 9, 2016 to Shareholder at $0.11 per share	100	$11		$—	$11
Due from Shareholder	—	(11)		—	(11)

Net loss attributable to ordinary shares	—	—	—	(670,022)	(670,022)

Balance at December 31, 2016	100	$—	$—	$(670,022)	$(670,022)

The accompanying notes are an integral part of these consolidated financial statements.

PORTCO HOLDCO B.V.

(a wholly owned subsidiary of Pace Holdings Corp.)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period
from December 9,
2016 (inception) to
December 31, 2016
Cash flows from operating activities:
Net loss attributable to ordinary shares	$(670,022)
Changes in operating assets and liabilities:
Accrued professional fees and other expenses	670,022
Interest on investments held in Trust Account

Net cash used in operating activities	—
Net change in cash
Cash at beginning of period	—

Cash at end of period	$—

Supplemental disclosure of non-cash financing activities:
Due from shareholder for the issuance of 100 shares	$11

The accompanying notes are an integral part of these consolidated financial statements.

Porto Holdco B.V.

(A wholly owned subsidiary of Pace Holdings Corp.)

Notes to Consolidated Financial Statements

1. Organization

Porto Holdco B.V. (the “Company”), a wholly owned subsidiary of Pace Holdings Corp. (“Pace”), a Cayman Islands exempted company, was incorporated as a Dutch private limited liability corporation (besloten vennootschap met beperkte aansprakelijkheid) on December 9, 2016 with an issued share capital of EUR 10, divided in 100 shares of EUR 0.10. New PACE Holdings Corp. (“New Pace”), a Cayman Islands exempted company was formed on December 7, 2016 and is a wholly owned subsidiary of the Company.

The Company was formed in contemplation of the business combination agreement, dated December 13, 2016 (the “Business Combination Agreement”) among the Company, Pace and Playa Hotels & Resorts B.V. (“Playa”), a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid). The Company is a party to the Business Combination Agreement pursuant to a Joinder Agreement to the Business Combination Agreement, dated December 13, 2016, by and among the Company, Pace and Playa.

Prior to consummation of the Business Combination, the Company’s corporate form will be converted into a Dutch public limited liability company (naamloze vennootschap). Pursuant to the transactions outlined in the Business Combination Agreement, Pace will merge with and into New Pace, with New Pace as the surviving legal entity. The Company will then effect a share-for-share exchange with Playa, acquiring all of Playa’s preferred shares from Playa’s preferred shareholders, resulting in New Pace and Playa becoming wholly owned subsidiaries of the Company. Pursuant to the Business Combination Agreement, new ordinary shares of the Company will be issued to existing holders of New Pace ordinary shares and Playa shareholders, which ordinary shares are expected to be listed on the NASDAQ. The accompanying Porto Holdco B.V. consolidated financial statements do not include any adjustments that might result from consummation of the Business Combination.

On December 19, 2016, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) in connection with the Proposed Business Combination. The Form S-4 and subsequent amendments thereof constitutes a prospectus of the Company. On February 10, 2017, the Form S-4 was declared effective by the SEC.

All activity for the period from December 9, 2016 (inception) through December 31, 2016 relates to the Company’s formation and to matters contemplated by the Business Combination, such as certain required securities law filings and the preparation of the Form S-4. The Company will not generate any operating revenues until after completion of the Business Combination. The Company has selected December 31st as its fiscal year end.

2. Summary of Significant Accounting Policies

Going Concern

As of December 31, 2016, the Company had no assets (including cash) and liabilities totaling $670,022 related to amounts due to professionals, consultants, advisors and others working on the incorporation of the Company. Such costs are included in accumulated deficit in the accompanying Consolidated Balance Sheet. Expenses, losses and the accumulated deficit will continue to grow as the Company incurs expenses in connection with effecting a business combination under the Business Combination Agreement (“Business Combination”).

The Company was formed for the purpose of effecting a Business Combination. The Company’s ability to continue as a going concern is dependent upon its ability to obtain additional funds or consummate a Business Combination, which is dependent, in part, on the Company’s ability to obtain approval from the holders of Pace ordinary shares.

On March 1, 2017, Pace held a shareholders’ meeting where the Pace shareholders voted to approve the Business Combination. The Business Combination closed on March 10, 2017. As such, the going concern uncertainty was alleviated.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position at December 31, 2016, and the results of operations and cash flows for the period presented. The Company’s reporting and functional currency is the United States Dollar.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the account of the Company’s wholly-owned subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

Financial Instruments

The fair values of the Company’s assets and liabilities which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the consolidated financial statements.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss attributable to ordinary shares by the weighted average number of ordinary shares outstanding during the period, plus, to the extent dilutive, the incremental number of ordinary shares to settle warrants, as calculated using the treasury stock method. At December 31, 2016, the Company had no outstanding warrants. As a result, diluted net loss per ordinary share is equal to basic net loss per ordinary share.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Certain costs relating to the incorporation of the Company are deductible for income tax purposes in the Netherlands, and resulted in the generation of a deferred tax asset of $167,505 that was fully offset by a valuation allowance. An effective tax rate of 25% was utilized to compute the deferred tax asset.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

3. Organization Costs

Costs relating to the incorporation of the Company will be paid by Pace either through loans from its sponsor, TPG Pace Sponsor, LLC (formerly known as TPACE Sponsor Corp.), a Cayman Islands exempted entity or through proceeds from the Business Combination. These costs have been allocated to the Company by Pace as an expense of the Company and are included in accumulated deficit in the accompanying Consolidated Balance Sheet with a corresponding credit to liabilities. These costs of incorporation are deductible for income tax purposes in the Netherlands and resulted in the generation of a deferred tax asset of $167,505 that was fully offset by a valuation allowance.

4. Ordinary Shares

As of December 31, 2016, there were 100 ordinary shares, par value $0.11 per share, of the Company issued and outstanding. Such issued and outstanding ordinary shares were held by Pace.

5. Due from Shareholder

Amounts receivable from Pace associated with the issuance of the Company’s ordinary shares are accounted for as contra-equity.

6. Subsequent Events

The Company’s registration statement on the Form S-4 filed with the SEC on December 19, 2016 in connection with the Business Combination was declared effective by the SEC on February 10, 2017.

On February 17, 2017, Pace, the Company’s sole shareholder, made a capital contribution of 50,000 Euros to the Company to facilitate its conversion into a Dutch public limited liability company (naamloze vennootschap) (“N.V.”). This capital contribution was made in order to comply with Dutch law which mandates regulatory minimum capital requirements for a Dutch N.V.

On March 1, 2017, Pace held a shareholders’ meeting where the Pace shareholders voted to approve the Business Combination.

On March 10, 2017, Pace closed its Business Combination with Playa. Prior to the closing of, and in contemplation of the Business Combination, the Company was converted to a N.V. and changed its name to Porto Holdco N.V.. Pursuant to, and in connection with the transactions outlined in the Business Combination Agreement, Pace entered into certain securities purchase agreements with the holders of Playa’s preferred shares (the “Playa Preferred Shareholders”) to acquire all of the preferred shares, par value $0.01 per share, of Playa. Subsequently, Pace merged with and into New Pace, with New Pace being the surviving company in such merger (the “Pace Merger”). Following the consumption of the Pace Merger, Porto Holdco N.V. acquired all of the Playa Preferred Shares from the Playa Preferred Shareholders as New Pace’s successor in interest under the Securities Purchase Agreements with the Playa Preferred Shareholders. Playa merged with and into Porto Holdco N.V. with Playa Hotels & Resorts N.V. being the surviving company in such merger. The effect of the foregoing replicated the economics of a merger of Pace Holdings Corp. and Playa Hotels & Resorts B.V.

Upon the closing of the Business Combination, Porto Holdco B.V. changed its name to Playa Hotels & Resorts N.V.